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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of WPT Enterprises, Inc. on Form S-1 of our report dated April 9, 2004 related to World Poker Tour, LLC appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 14, 2004